                                                               Exhibit (d)(1)(c)


                                    EXHIBIT A

                          Investment Advisory Agreement
                       Between Nationwide Mutual Funds and
                       Villanova Mutual Fund Capital Trust

                           Effective December __, 1999


FUNDS OF THE TRUST                                   ADVISORY FEES
------------------                                   -------------

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                       FOR CERTAIN NATIONWIDE EQUITY FUNDS
                       -----------------------------------

Nationwide Mid Cap Growth Fund          0.60% on assets up to $250 million
Nationwide Growth Fund                  0.575% on assets of $250 million and
Nationwide Fund                                more but less than $1 billion
Nationwide Focus Fund                   0.55% on assets of $1 billion and more
                                              but less than $2 billion

                                        0.525% on assets of $2 billion and more
                                               but less than $5 billion
                                        0.50% for assets of $5 billion and more

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                    FOR CERTAIN NATIONWIDE FIXED INCOME FUNDS
                    -----------------------------------------

Nationwide Bond Fund                    0.50% on assets up to $250 million
Nationwide Tax Free Income Fund         0.475% on assets of $250 million and
Nationwide Long-term U.S.                      more but less than $1 billion
   Government Bond Fund                 0.45% on assets of $1 billion and more
Nationwide Intermediate U.S.                  but less than $2 billion
   Government Bond Fund                 0.425% on assets of $2 billion and more
                                               but less than $5 billion
                                        0.40% for assets of $5 billion and more

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                      FOR THE NATIONWIDE MONEY MARKET FUND
                      ------------------------------------

Nationwide Money Market Fund                0.40% on assets up to $1 billion
                                            0.38% on assets of $1 billion and
                                                  more but less than $2 billion
                                            0.36% on assets of $2 billion and
                                                  more but less than $5 billion
                                            0.34% for assets of $5 billion and
                                                  more

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



                              EXHIBIT A (continued)
                          Investment Advisory Agreement
                       Between Nationwide Mutual Funds and
                       Villanova Mutual Fund Capital Trust

                           Effective December __, 1999



FUNDS OF THE TRUST                                   ADVISORY FEES
------------------                                   -------------

--------------------------------------------------------------------------------

                                                  FOR OTHER FUNDS
                                                  ---------------

Nationwide S&P 500                 0.13% on assets up to $1.5 billion
  Index Fund                       0.12% on assets of $1.5 billion and more but
                                         less than $3 billion
                                   0.11% on assets of $3 billion and more

Prestige Large Cap Value Fund      0.75% on assets up to $100 million
                                   0.70% on assets of $100 million and more

Prestige Large Cap Growth Fund     0.80% on assets up to $150 million
                                   0.70% on assets of $150 million and more

Prestige Small Cap Fund            0.95% on assets up to $100 million
                                   0.80% on assets of $100 million and more

Prestige Balanced Fund             0.75% on assets up to $100 million
                                   0.70% on assets of $100 million and more

Prestige International Fund        0.85% on assets up to $200 million
                                   0.80% on assets of $200 million and more

Nationwide High Yield Bond Fund    0.55% on assets up to $250 million
                                   0.525% on assets of $250 million and more but
                                          less than $1 billion
                                   0.50% on assets of $1 billion and more but
                                         less than $2 billion
                                   0.475% on assets of $2 billion and more but
                                          less than $5 billion
                                   0.45% for assets of $5 billion and more

Nationwide Small Cap Value         0.70% on assets up to $250 million
  Fund II                          0.675% on assets of $250 million and more but
                                          less than $1 billion
                                   0.65% on assets of $1 billion and more but
                                         less than $2 billion
                                   0.625% on assets of $2 billion and more but
                                          less than $5 billion
                                   0.60% for assets of $5 billion and more

--------------------------------------------------------------------------------

                          Investment Advisory Agreement
                       Between Nationwide Mutual Funds and
                       Villanova Mutual Fund Capital Trust

                           Effective December __, 1999



FUNDS OF THE TRUST                                   ADVISORY FEES
------------------                                   -------------

--------------------------------------------------------------------------------

                                            ASSET ALLOCATION FUNDS
                                            ----------------------

The Aggressive Fund                         0.13% of average daily net assets
The Moderately Aggressive Fund
The Moderate Fund
The Moderately Conservative Fund
The Conservative Fund






VILLANOVA MUTUAL FUND CAPITAL TRUST           NATIONWIDE MUTUAL FUNDS


By:                                           By:
   --------------------------------              -------------------------------


Title:                                        Title:
      -----------------------------                 ----------------------------